CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 25, 2006, relating of the statement of assets and liabilities of Short-Term Bond Fund of America, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent registered public accounting firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
September 25, 2006